SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2007

GENERAL STEEL HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

STATE OF NEVADA	333-105903	412079252
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

100020
(Zip Code)

Room 2315, Kun Tai International Mansion Building, Yi No 12, Chao Yang Men Wai Ave.,
Chao Yang District, Beijing
(Address of Principal Executive Offices)

+ 86 (10) 58797346
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02: DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On August 28, 2007, the board of directors of General Steel Holdings, Inc. (the “Company”) elected Mr. Mr. Zhang Dan Li, Mr. Du Qing Hai and Mr. Fred Hsu as directors on the board.

Mr. Zhang Dan Li is currently the President and Chairman of Shaanxi Longmen Iron and Steel Co., Ltd., the largest iron and steel producing company in Shaanxi province. He also currently serves as the General Manager of the recently announced 2.5 million ton capacity joint venture between the Company and the Longmen Steel Group located in Shaanxi province. For more than 30 years, Mr. Zhang has been working in the steel industry in the central region of China. Mr. Zhang received his bachelor’s degree from the Xi’an University of Technology and Architecture in 1982.

Mr. Du Qing Hai is currently the General Engineer for Beijing Industrial Design and Research Institute. Previously, he has been, in the past forty years, the Chief Engineer and Section Chief at both Baotou Design and Research Institute of Iron and Steel, and the Design Institute of Capital Iron and Steel. He holds four patents for elements of blast furnace design. He has either led or participated in the design of 20 steel mill projects. Du Qing Hai received his bachelor degree in Iron and Steel Metallurgy from the Beijing University of Science and Technology, formerly known as Beijing University of Iron and Steel Technology, in 1963.

Mr. Fred Hsu is currently the Managing Director of Sagem Communications China, a division of Safran Inc., a global 500 company based in Paris, France. Mr. Hsu holds considerable expertise in corporate finance after having served over 20 years in senior finance and accounting positions, including experience as the Chief Financial Officer with leading multi-national companies operating in greater China. He is a founder and contributing editor to 3rd Stone Investment Research newsletter. Mr. Hsu received a BBA degree in International Trade and Finance from Louisiana State University in 1987, and a MBA from the American Graduate School of International Management (Thunderbird) in 1988. He is bi-lingual in Chinese and English.

On the same day, the board of directors of the Company accepted the resignation of Lian Hui Tian from the Company’s Board of Directors due to personal reasons. Mr. Tian was a board member of the Company and a member of the audit committee.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)    Exhibits.

The following exhibit is filed as part of this report:

99.1  Press Release of General Steel Holdings Inc., dated August 29, 2007.*

*: previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 19, 2007	GENERAL STEEL HOLDINGS, INC.
(Registrant)

By: /s/ John Chen
Name: John Chen
Title: Chief Financial Officer